EXHIBIT 99.A9.ATIR





                               Exhibit 1.A.(5)(g)

                         Adjustable Term Insurance Rider

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                         ADJUSTABLE TERM INSURANCE RIDER

================================================================================

IN THIS RIDER the Insured, for a Single Life Policy, will be the Insured shown on the Policy Schedule Page of the Policy to which this Rider is attached. The Insured for a Joint Last Survivor Policy will be the Surviving Insured of the Joint Insureds shown on the Policy Schedule Page of the policy to which this Rider is attached. The Insured will be referred to as You or Your. Western Reserve Life Assurance Co. of Ohio will be referred to as We, Our or Us.

================================================================================

BENEFIT Upon Our receipt of due proof that Your death occurred while this Rider was in force, We will determine the death benefit payable under this Rider as described below.

                                 The amount of the death benefit payable under this Rider will be equal to:

                                 (a) the Target Death Benefit as explained on
                                     the Target Death Benefit page attached to the Policy; increased by

                                 (b) the Face Amount of any Primary Insured
                                     Rider Plus or Joint Insured Rider which
                                     terminated due only to Your attainment of the age specified in the Termination provision of the Rider; reduced by

                                 (c) the excess of the Death Benefit as defined
                                     in the Death Benefit Provisions of the
                                     Policy over the Policy's then current
                                     Specified Amount, if the Death Benefit was required to be determined in accordance with the Limitation Percentage provision of the Policy.

                                 Notwithstanding the above, the amount of the death benefit payable under this Rider will not be less than zero.

INCONTESTABILITY                 This Rider shall be incontestable after it has
                                 been in force while You are still alive, for two years after the effective date of this Rider.

                                 If the Policy is reinstated, a new two year contestability period (apart from any remaining contestability period) shall apply to this Rider and shall be measured from the date of application for reinstatement, and will only apply to statements made in the application for reinstatement.

SUICIDE If this Rider is issued on the same date as the Policy, the Suicide Provision of the Policy is applicable to this Rider. If this Rider is issued after the Policy and if You die by suicide, while sane or insane, within two years after the effective date of this Rider, Our liability for this Rider shall be limited to an amount equal to the excess of the total monthly deductions for this Rider less any premiums being refunded under the Suicide Provision of the Policy to which this Rider is attached.


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ELECTED CHANGE IN                Subject to Our approval, and upon Written
AMOUNT                           Notice, on any Policy Anniversary after this
OF COVERAGE                      Rider has been in force for three years, the
                                 Owner may request that the Maximum Target
                                 Death Benefit be changed. The Maximum Target
                                 Death Benefit may be increased or decreased.
                                 Only one change in Maximum Target Death Benefit is permitted each year. Any change is subject to the following:

                                 1.   If the Maximum Target Death Benefit is
                                      reduced, any future scheduled increases
                                      will be discontinued. Any decrease in the Maximum Target Death Benefit will become effective on the Monthiversary on or next following our receipt of Written Notice.

                                 2.   Any requested increase in the amount of
                                      the Maximum Target Death Benefit or the
                                      interest rate used to accumulate premiums will be subject to Our receipt of satisfactory evidence of insurability and Our acceptance of the risk. Any increase in the Target Death Benefit will become effective on the Monthiversary on or next following our acceptance of Your satisfactory evidence of insurability.

                                 Following any change in the Target Death
                                 Benefit, We will provide the Owner with a new Target Death Benefit Schedule reflecting all changes.

DISCONTINUATION OF               Any future scheduled increases in the amount of
SCHEDULED INCREASES              the Maximum Target Death Benefit will be
                                 discontinued if:

                                 (a)  the Specified Amount of the Policy is
                                      reduced through a requested decrease or
                                      partial withdrawal; or
                                 (b) coverage under any Primary Insured Rider Plus or Joint Insured Rider is reduced or terminated prior to Your attainment of the age specified in the Termination provision of the Rider; or
                                 (c)  a loan is taken under the Policy.

TERMINATION                      This Rider will terminate on the earliest of:

                                 1.  The Anniversary nearest  the Maturity Date;
                                 2.  The date the  Policy terminates;
                                 3.  The effective date of any change in the
                                     Death Benefit Option Type under the Policy;
                                 4. The Monthiversary on which this Rider is terminated by Written Notice from the Owner.

                                 Despite any provision or amendment to the contrary, this Rider will remain in force if the Maturity Date under the Policy is extended. In no event will this Rider continue beyond the date the Policy terminates.

GENERAL This Rider is part of the Policy. It is subject to all the terms of this Rider and the Policy. This Rider has no cash value.


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

                                 The monthly deduction for this Rider for the first Policy Month following the Effective Date is shown on page 4 of the Policy. Monthly deductions after the first Policy Month will be based upon rates not exceeding the rates shown in the Table of Maximum Insurance Rates applied to the amount of death benefit payable under this Rider.

EFFECTIVE DATE                   This Rider becomes effective on the same date
                                 as the Policy unless a later date is shown here.


                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                             /s/ WILLIAM H. GEIGER
                                    Secretary


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

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                               CLEARWATER, FLORIDA

                         POLICY NUMBER:     01-23456789

                              TARGET DEATH BENEFIT

                                   (EXHIBIT A)

         POLICY YEAR                  MAXIMUM                  POLICY YEAR                   MAXIMUM
         -----------                  -------                  -----------                   -------
                                TARGET DEATH BENEFIT                                  TARGET DEATH BENEFIT
                                --------------------                                  --------------------
          AT ISSUE                    $ 12,100                      33                     $ 2,689,244
              1                       $ 12,100                      34                     $ 2,970,268
              2                       $ 25,410                      35                     $ 3,279,395
              3                       $ 40,051                      36                     $ 3,619,434
              4                       $ 56,156                      37                     $ 3,993,478
              5                       $ 73,872                      38                     $ 4,000,000
              6                       $ 93,359                      39                     $ 4,000,000
              7                       $ 114,795                     40                     $ 4,000,000
              8                       $ 138,374                     41                     $ 4,000,000
              9                       $ 164,312                     42                     $ 4,000,000
             10                       $ 192,843                     43                     $ 4,000,000
             11                       $ 224,227                     44                     $ 4,000,000
             12                       $ 258,750                     45                     $ 4,000,000
             13                       $ 296,725                     46                     $ 4,000,000
             14                       $ 338,497                     47                     $ 4,000,000
             15                       $ 384,447                     48                     $ 4,000,000
             16                       $ 434,992                     49                     $ 4,000,000
             17                       $ 490,591                     50                     $ 4,000,000
             18                       $ 551,750                     51                     $ 4,000,000
             19                       $ 619,025                     52                     $ 4,000,000
             20                       $ 693,027                     53                     $ 4,000,000
             21                       $ 774,430                     54                     $ 4,000,000
             22                       $ 863,973                     55                     $ 4,000,000
             23                       $ 962,471                     56                     $ 4,000,000
             24                      $ 1,070,818                    57                     $ 4,000,000
             25                      $ 1,189,999                    58                     $ 4,000,000
             26                      $ 1,321,099                    59                     $ 4,000,000
             27                      $ 1,465,309                    60                     $ 4,000,000
             28                      $ 1,623,940                    61                     $ 4,000,000
             29                      $ 1,798,434                    62                     $ 4,000,000
             30                      $ 1,990,378                    63                     $ 4,000,000
             31                      $ 2,201,515                    64                     $ 4,000,000
             32                      $ 2,433,767                   65+                     $ 4,000,000


The Target Death Benefit at any date is the lesser of the Maximum Target Death Benefit shown above, or the total of all premiums actually paid while this Rider is in force credited with interest in advance from the premium date to the policy anniversary following that date at an annual rate of [10%] for [55] years from the issue date of this rider, [8%] for the next [10] years and [0% thereafter.]


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

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                               CLEARWATER, FLORIDA

                         POLICY NUMBER:     01-23456789

                              TARGET DEATH BENEFIT
                                   (EXHIBIT B)

         POLICY YEAR                  MAXIMUM                  POLICY YEAR                   MAXIMUM
         -----------                  -------                  -----------                   -------
                                TARGET DEATH BENEFIT                                  TARGET DEATH BENEFIT
                                --------------------                                  --------------------
          AT ISSUE                    $ 11,000                      33                     $ 2,444,767
              1                       $ 11,000                      34                     $ 2,700,244
              2                       $ 23,100                      35                     $ 2,981,268
              3                       $ 36,410                      36                     $ 3,290,395
              4                       $ 51,051                      37                     $ 3,630,434
              5                       $ 67,156                      38                     $ 4,000,000
              6                       $ 84,872                      39                     $ 4,000,000
              7                       $ 104,359                     40                     $ 4,000,000
              8                       $ 125,795                     41                     $ 4,000,000
              9                       $ 149,374                     42                     $ 4,000,000
             10                       $ 175,312                     43                     $ 4,000,000
             11                       $ 203,843                     44                     $ 4,000,000
             12                       $ 235,227                     45                     $ 4,000,000
             13                       $ 269,750                     46                     $ 4,000,000
             14                       $ 307,725                     47                     $ 4,000,000
             15                       $ 349,497                     48                     $ 4,000,000
             16                       $ 395,447                     49                     $ 4,000,000
             17                       $ 445,992                     50                     $ 4,000,000
             18                       $ 501,591                     51                     $ 4,000,000
             19                       $ 562,750                     52                     $ 4,000,000
             20                       $ 630,025                     53                     $ 4,000,000
             21                       $ 704,027                     54                     $ 4,000,000
             22                       $ 785,430                     55                     $ 4,000,000
             23                       $ 874,973                     56                     $ 4,000,000
             24                       $ 973,471                     57                     $ 4,000,000
             25                      $ 1,081,818                    58                     $ 4,000,000
             26                      $ 1,200,999                    59                     $ 4,000,000
             27                      $ 1,332,099                    60                     $ 4,000,000
             28                      $ 1,476,309                    61                     $ 4,000,000
             29                      $ 1,634,940                    62                     $ 4,000,000
             30                      $ 1,809,434                    63                     $ 4,000,000
             31                      $ 2,001,378                    64                     $ 4,000,000
             32                      $ 2,212,515                   65+                     $ 4,000,000

The Target Death Benefit at any date is the lesser of the Maximum Target Death Benefit shown above, or the total of all premiums actually paid while this Rider is in force credited with interest in advance from the premium date to the policy anniversary following that date at an annual rate of [10%] for [55] years from the issue date of this rider, [8%] for the next [10] years and [0% thereafter.]


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